UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934
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Definitive Proxy Statement.

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Definitive Additional Materials.

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Soliciting Material Pursuant to §240.14a-12.

FATHOM HOLDINGS INC.

(Name of Registrant as Specified in its Charter)
N/A

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of August 19, 2024
Annual Meeting and
2024 Proxy Statement

2000 Regency Parkway Drive, Suite 300
Cary, North Carolina 27518

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 19, 2024

To the Shareholders of Fathom Holdings Inc.:
Notice is hereby given that the Annual Meeting of Shareholders of Fathom Holdings Inc. (the “Company”) will be held on August 19, 2024 at 2000 Regency Parkway Drive, Suite 160, Cary, North Carolina, at 9:00 a.m. ET. The meeting is called for the following purposes:
1.
To elect the directors nominated by our board of directors (the “Board”) and named herein to hold office for a one-year term until the 2025 Annual Meeting of Shareholders;

2.
To approve an amendment to the Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan to increase the share reserve by one million six hundred thousand (1,600,000) shares of common stock;

3.
To ratify the selection of Deloitte & Touche LLP, an independent registered public accounting firm, as the auditor of the Company for the year ending December 31, 2024; and

4.
To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.
If you were a shareholder of record of Fathom common stock as of the close of business on June 21, 2024, you are entitled to receive this Notice and vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof, provided that the Board may fix a new record date for an adjourned meeting. Our stock transfer books will not be closed. A list of the shareholders entitled to vote at the meeting may be examined at our principal executive offices in Cary, North Carolina during ordinary business hours in the 10-day period preceding the meeting for any purposes related to the meeting.
We are furnishing these proxy materials (including an electronic Proxy Card for the meeting) and our 2023 Annual Report on Form 10-K, as amended by Form 10-K/A, to shareholders via the Internet. On or about July 10, 2024, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and how to vote.
You are cordially invited to attend the meeting. Whether or not you expect to attend, the Board respectfully requests that you vote your stock in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.
By Order of the Board of Directors of Fathom Holdings Inc.,
/s/ Scott Flanders

Scott Flanders
Chairman of the Board
Cary, North Carolina
Dated: July 10, 2024

FATHOM HOLDINGS INC.
Proxy Statement
for the
Annual Meeting of Shareholders
To Be Held August 19, 2024

Information Concerning Solicitation and Voting	2
Questions and Answers About the 2024 Annual Meeting	3
Proposal One – Election of Directors	6
Corporate Governance Matters	10
Proposal Two – Approval of an Amendment to the 2019 Omnibus Stock Incentive Plan to Increase the Share Reserve by 1,600,000 Shares of Common Stock	15
Proposal Three – Ratification of the Selection of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm, as the Auditor of the Company for the Fiscal Year Ending December 31, 2024	23
Audit Committee Report	24
Security Ownership of Certain Beneficial Owners and Management	26
Delinquent Section 16(a) Reports	28
Executive Compensation	29
Director Compensation	32
Certain Relationships and Related Party Transactions	34
Shareholder Proposals	35
Householding Matters	35
Annual Report on Form 10-K	35
Other Matters	36
Directions to the Annual Meeting	37
Annex A	A-1

FATHOM HOLDINGS INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 19, 2024
Information Concerning Solicitation and Voting
This Proxy Statement is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of the Board for use at the Annual Meeting of Shareholders to be held on August 19, 2024 at 9:00 a.m. ET, at 2000 Regency Parkway Drive, Suite 160, Cary, North Carolina, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. Only shareholders of record at the close of business on June 21, 2024 are entitled to notice of and to vote at the meeting.
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials, including the Notice, this Proxy Statement, and a Proxy Card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on July 10, 2024. We mailed a Notice of Internet Availability of Proxy Materials on or about July 10, 2024 to our shareholders of record and beneficial owners as of June 21, 2024, the record date for the meeting. This Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card or Voter Instruction Card that you will receive in response to your request.
Each holder of our common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the meeting. Shareholder votes will be tabulated by persons appointed by the Board to act as inspectors of election for the meeting.
We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, telegram, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING
Q:
Who may vote at the meeting?

A:
The Board set June 21, 2024, as the record date for the meeting. If you owned shares of our common stock at the close of business on June 21, 2024, you may attend and vote at the meeting. Each shareholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of June 21, 2024, there were 20,943,004 shares of our common stock outstanding and entitled to vote at the meeting.

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, a shareholder of record. As a shareholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the Annual Meeting of Shareholders.

If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability or proxy materials.
Q:
What is the quorum requirement for the meeting?

A:
A majority of our outstanding shares of common stock entitled to vote, represented in person or by proxy, as of the record date must be present at the meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

•
Are present and entitled to vote in person at the meeting;

•
Properly submitted a Proxy Card or Voter Instruction Card; or

•
Do not provide your broker with instructions on how to vote, but the broker submits the proxy nonetheless (a broker non-vote).

Broker non-votes are counted for purposes of determining whether a quorum exists. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares, but the broker submits that person’s proxy nonetheless. If you are present in person or by proxy at the meeting but withhold your vote or abstain from voting on any or all proposals, your shares are also still counted as present and entitled to vote.
The proposals listed in this Proxy Statement identify the votes needed to approve the proposed actions; the necessary votes also are discussed below.
Q:
What proposals will be voted on at the meeting?

A:
The meeting is called to vote on the following proposals:

1.
To elect the directors nominated by the Board and named herein to hold office for a one-year term until the 2025 Annual Meeting of Shareholders;

2.
To approve an amendment to the Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan to increase the share reserve by one million six hundred thousand (1,600,000) shares of common stock; and

3.
To ratify the selection of Deloitte & Touche LLP, an independent registered public accounting firm, as the auditor of the Company for the year ending December 31, 2024.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the proxy named in the Proxy Card or Voter Instruction Card will vote the shares it represents using its best judgment.
Q:
How many votes are needed to approve each proposal?

A:
Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count votes “For” and “Against,” abstentions or withheld votes, and, if applicable, broker non-votes. Broker non-votes, if any, with respect to Proposals 1, 2 and 3 will have no effect and will not be counted for the purposes of the vote.

The following table describes the voting requirements for each proposal, including the vote required to approve each proposal and the effect that abstentions or broker non-votes will have on the outcome of the proposal:
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Withholding or Abstentions	Effect of Broker Non-Votes
1	Election of directors	Nominees receiving the most “For” votes (plurality voting)	Withheld votes will have no effect	None
2	Approval of an amendment to the Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan to increase the share reserve by 1,600,000 shares of common stock	“For” votes from the holders of a majority of the votes cast and entitled to vote at the meeting	Abstentions will have no effect	None
3	Ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, as the auditor of the Company for the year ending December 31, 2024	“For” votes from the holders of a majority of the votes cast and entitled to vote at the meeting	Abstentions will have no effect	None
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
Q:
Can I access these proxy materials on the Internet?

A:
Yes. The Notice of Annual Meeting, Proxy Statement, and 2023 Annual Report to Shareholders (including the 2023 Annual Report on Form 10-K, as amended by Form 10-K/A), are available for viewing, printing, and downloading at https://www.cstproxy.com/fathom/2024. Our Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2023, is also available under the Investors — SEC Filings — Annual Meeting Materials section of our website at FathomRealty.com and through the SEC’s EDGAR system at http://www.sec.gov. All materials will remain posted on https://www.cstproxy.com/fathom/2024 at least until the conclusion of the meeting.

Q:
How may I vote my shares in person at the meeting?

A:
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.
Q:
How can I vote my shares without attending the physical meeting?

A:
If your common stock is held by a broker, bank, or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

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Via the Internet by accessing the proxy materials on the secured website https://www.cstproxy.com/fathom/2024 and following the voting instructions on that website; or

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By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and completing, dating, signing and returning the Proxy Card that you receive in response to your request.

The Internet voting procedures are designed to authenticate shareholders’ identities by use of a control number to allow shareholders to vote their shares and to confirm that shareholders’ instructions have been properly recorded. Voting via the Internet must be completed by 11:59 PM ET on August 18, 2024. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board, as permitted by law.
Q:
How can I change my vote after submitting it?

A:
If you are a shareholder of record, you can revoke your proxy before your shares are voted at the meeting by:

•
Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518 at or before the taking of the vote at the meeting;

•
Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518 at or before the taking of the vote at the meeting;

•
Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or

•
If you voted via the Internet, voting again by the same means prior to 11:59 PM ET on August 18, 2024 (your latest Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from them as described in the answer to a previous question.
Q:
Where can I find the voting results of the meeting?

A:
We plan to announce the preliminary voting results at the meeting. We will publish the final results in a Form 8-K filed with the SEC within four business days of the meeting.

Q:
For how long can I access the proxy materials on the Internet?

A:
The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2023 are also available, free of charge, in PDF and HTML format under the Investors — SEC Filings — Annual Meeting Materials section of our website at FathomRealty.com and will remain posted on this website at least until the conclusion of the meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
The Board currently consists of seven members, each of whom serves for a one-year term or until a successor has been elected and qualified. Any vacancy caused by the cessation of a director’s service and any additional directorship resulting from an increase in the number of directors may be filled by the directors then in office or the shareholders (as provided in our bylaws). A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the year term and until the director’s successor is duly elected and qualified.
Glenn Sampson has determined to not stand for re-election. Therefore, his term will end at the meeting. As a result, the Board has set the number of directors of the Board at six and has nominated the six other current directors.
If you are a shareholder of record, unless you mark your proxy card to withhold authority to vote, the proxy holder will vote the proxies received by it for the nominees named below, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, your proxy will be voted for any nominee designated by the Board to fill the vacancy. We do not expect that any of the six nominees will be unable or will decline to serve as a director.
If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.
The name of and certain information regarding each nominee as of June 21, 2024, is set forth below. This information is based on data furnished to us by the nominees. The business address for each nominee for matters regarding our Company is 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518.
Directors Nominated for Election at the Annual Meeting:
Name	Age	Director Since	Position with Fathom
Marco Fregenal	60	2019	President, Chief Executive Officer and Chief Financial Officer, Director
Scott Flanders	67	2022	Chairman, Director
Ravila Gupta	61	2021	Director
David Hood	62	2019	Director
Stephen Murray	70	2023	Director
Jennifer Venable	53	2019	Director
If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the current Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without the nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with our Bylaws.
More detailed biographical descriptions of the nominees are set forth in the text below. These descriptions include the experience, qualifications, qualities, and skills that led to the conclusion that each director should serve as a member of our Board at this time.
Executive Officer Directors
Marco Fregenal
Marco Fregenal has been our President, Chief Executive Officer since November 2023, our President since 2018 and our Chief Financial Officer since 2012. Prior to this, Mr. Fregenal served as our Chief

Operating Officer and Chief Financial Officer from May 2012 through December 2017. Prior to joining our Company, Mr. Fregenal served as Chief Operating Officer and Chief Financial Officer of EvoApp Inc., a provider of social media business intelligence, from 2009 to 2012. Mr. Fregenal received a B.S. in economics from Rutgers University and a Masters in Econometrics and Operations Research from Monmouth University.
We believe Mr. Fregenal’s extensive financial, technology and leadership experience, his knowledge of our operations and oversight of our business qualify him to serve as one of our directors.
Non-Employee Directors
Scott N. Flanders
Scott Flanders has been independent Chair of our Board since November 2023. He served as Chief Executive Officer of eHealth, Inc. (Nasdaq: EHTH) from May 2016 to October 2021, including as a member of its board of directors from February 2008 to October 2021. From July 2009 to May 2016, he served as Chief Executive Officer of Playboy Enterprises, Inc., including as a member of its board of directors from July 2009 to December 2019. From January 2006 to June 2009, Mr. Flanders served as the President and Chief Executive Officer of Freedom Communications, Inc., including as a member of its board of directors from 2001 to 2009. From September 1999 to July 2005, he served as Chairman and Chief Executive Officer of Columbia House Company, which was acquired by Bertelsmann AG in July 2005. Mr. Flanders also currently serves on the board of directors of Fellow, Inc., a medical diagnostics business. He is also Chairman of the board of Digital Media Solutions, Inc. (OTCMKTS:DMSL), a digital performance marketing provider, as well as a member of the investment committee of Flume Ventures, a venture capital fund based in Nevada. Mr. Flanders received a B.A. degree in economics from the University of Colorado and a J.D. from Indiana University. He is also a Certified Public Accountant.
We believe that Mr. Flanders’s executive management and operations expertise, and his background in law and accounting, qualify him to serve as one of our directors.
Ravila Gupta
Ravila Gupta has over 18 years of executive experience in corporate managerial roles. She is the Chief Executive Officer of Ravila Gupta, LLC, an executive and board coaching consulting practice. From April 2020 through April 2024, Ms. Gupta served as President and Chief Executive Officer of Bagchi Group, Inc., a private company providing business strategy, financial services, and board and executive coaching support to businesses. From April 2017 to April 2020, Ms. Gupta served as President and Chief Executive Officer of the Council for Entrepreneurial Development, Research Triangle Park, North Carolina, a non-profit organization dedicated to the development of entrepreneurs and their businesses, and from July 2012 to April 2017, Ms. Gupta served as President of Umicore USA Inc, a global materials technology and recycling group. Ms. Gupta currently serves on the boards of Marsh Furniture Company, a cabinetry manufacturer, and Biscuitville Fresh Southern, a breakfast restaurant chain. Ms. Gupta also currently serves in an advisory board role at Primo Partners LLC, a real estate and Ben & Jerry’s franchise development company, and previously served in an advisory role from October 2019 to December 2020 at Bennett Aerospace, Inc., an engineering and development company. Ms. Gupta received a B.E. and a M.E. from McGill University. She received her J.D. from North Carolina Central University.
We believe that Ms. Gupta’s background in executive management and entrepreneurial companies qualifies her to serve as one of our directors.
David C. Hood
David Hood served as audit partner at Ernst & Young LLP in Raleigh from 2005 until his retirement in 2015. Prior to that, Mr. Hood was the Vice President, Finance at Quintiles Americas, currently known as IQVIA Holdings Inc., a leading global provider of contract research services, from 1993 to 2000, where he helped take the company public. Mr. Hood received a B.S. in accounting from Guilford College and is a Certified Public Accountant.

We believe Mr. Hood’s experience in financial, accounting and auditing matters, as well as taking organizations public, capital raises, and mergers and acquisitions, qualify him to serve as one of our directors.
Stephen H. Murray
Stephen Murray has served as a senior advisor to HW Media, from December 2020 to present. He has been a co-founder, partner and senior advisor at REAL Trends Consulting, Inc., from 1987 to present. From 1987 to 2020, he was a co-founder and served as President of REAL Trends, Inc., the nation’s leading trends newsletter that reaches over 54,000 readers each week and covers trends, events and strategies affecting the brokerage industry primarily in North America. REAL Trends, Inc. also hosts the annual REAL Trends Gathering of Eagles conference attended by 300 real estate industry CEO’s. From 1994 to 2018, Mr. Murray published four periodicals on mergers and valuations, “A Guide to Mergers, Acquisitions and Roll-Ins,” “Valuing a Residential Real Estate Brokerage,” “Valuing a Residential Realty Firm,” and “Valuing Small to Medium Sized Realty Firms in 2018.” From May 1, 1992 to February 28, 1993, Mr. Murray served as the founder of InterAsset Group Inc. From 2003 to present, Mr. Murray has testified as an expert witness on real estate industry practices. Mr. Murray received his BBA in 1975 from Marshall University.
We believe Mr. Murray’s more than three decades in executive management and advisory positions in the real estate industry qualify him to serve as one of our directors.
Jennifer B. Venable
Jennifer Venable has served from April 2013 to the present as Vice President and General Counsel at Capitol Broadcasting Company, Inc. From September 2009 to April 2013, Ms. Venable was General Counsel at Alfresco Software, Inc. Prior to that, Ms. Venable served as Commercial Counsel and as Senior Partner Manager of Red Hat, Inc. from September 2002 to July 2009 and as in-house counsel for an internet start-up and in private practice. Ms. Venable received her B.A. in Government and Sociology from The College of William and Mary and her J.D. from The University of North Carolina at Chapel Hill.
We believe Ms. Venable’s experience with complex legal issues, corporate governance, international business, and project management qualifies her to serve as one of our directors.
Executive Officers Who Are Not Directors
Samantha Giuggio — Chief Operating Officer
Samantha Giuggio, age 52, has served as our Chief Broker Operating Officer since June 2019. Prior to this, she served as Senior Vice President from October 2015 to June 2019. From April 2014 to October 2015, Ms. Giuggio served as our Regional Vice President and Vice President of Operations. She also served as our District Director RDU from February 2013 to April 2014. She served as an Agent and Group Leader Training Coordinator with us prior to this. Ms. Giuggio received an associate’s degree in hospitality management from Holyoke Community College.
Family Relationships
There is no family relationship between any director, executive officer or person nominated to become a director or executive officer of our Company.

Board Diversity Matrix (as of June 21, 2024)
Total Number of Directors: 7
Part I: Gender Identity	Female	Male	Nonbinary	Did Not Disclose Gender Identity or Demographic Background
Directors	2	4	−	1
Part II: Demographic Background	−	−	−	−
African American or Black	−	−	−	−
Alaskan Native or Native American	−	−	−	−
Asian	1	−	−	−
Hispanic or Latinx	−	1	−	−
Native Hawaiian or Pacific Islander	−	−	−	−
White	1	3	−	−
Two or More Races or Ethnicities	−	−	−	−
LGBTQ+	−	−	−	−
Did Not Disclose Demographic Background	−	−	−	−
Required Vote
Provided there is a quorum for the meeting, the director nominees receiving the highest number of affirmative votes of our common stock present or represented and entitled to be voted for them will be elected as directors. Votes withheld will have no legal effect on the election of directors. Under applicable NASDAQ Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. Broker non-votes will have no effect on the outcome of this Proposal 1.
The Board unanimously recommends that shareholders vote FOR the six director nominees listed above.

CORPORATE GOVERNANCE MATTERS
Information about the Board
The Board currently comprises seven members. As noted, Glenn A. Sampson will not stand for re-election and his term will expire at the meeting. The Board had nominated the other six current directors for re-election. Each director will be elected for a one-year term and will serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any vacancy caused by the cessation of a director’s service and any additional directorship resulting from an increase in the number of directors may be filled by the directors then in office or the shareholders (as provided in our bylaws).
As Chairman, Mr. Flanders has authority to, among other things, call and preside over meetings of the Board, set meeting agendas, and determine materials to be distributed to the Board. Accordingly, Mr. Flanders has substantial ability to shape the work of the Board. Mr. Flanders possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing our Company and our business, and we believe this means he is well positioned to develop agendas that ensure the Board’s time and attention are focused on critical matters.
Director Independence
The Board has established an audit committee, compensation committee, and nominating and governance committee. Our audit committee consists of independent directors Mr. Hood (Chair) and Mses. Gupta and Venable. Our compensation committee consists of independent directors Ms. Gupta (Chair) and Messrs. Flanders and Murray. Our nominating and governance committee consists of independent directors Mses. Venable (Chair) and Gupta and Mr. Murray.
The Board has undertaken a review of the independence of our directors and has determined that Messrs. Flanders, Hood and Murray, and Mses. Gupta and Venable are independent within the meaning of the NASDAQ Stock Market listing rules. In addition, the Board has determined that Mr. Hood and Mses. Gupta and Venable each meets the additional test for independence for audit committee members and Ms. Gupta and Messrs. Flanders and Murray each meets the additional test for independence for compensation committee members imposed by SEC regulation and the NASDAQ Stock Market listing rules.
Executive Sessions of Non-Employee Directors
In order to promote open discussion among non-employee directors, the Board has a policy of regularly conducting executive sessions of non-employee directors at scheduled meetings and at such other times requested by a non-employee director.
Selection of Nominees for the Board of Directors
The nominating and governance committee of the Board is responsible for establishing the criteria for recommending which directors should stand for re-election to the Board and the selection of new directors to serve on the Board. In addition, the committee is responsible for establishing the procedures for our shareholders to nominate candidates to the Board. The committee has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics, including strength of character, mature judgment, career specialization, relevant technical skills and independence. The Nominating and Governance Committee Charter calls for the committee to consider diversity to be an additional desirable characteristic in potential nominees.
Our bylaws permit any shareholder of record to nominate directors. Shareholders wishing to nominate a director must deliver written notice of the nomination either by personal delivery or by U.S. certified mail, postage prepaid, to the Corporate Secretary (i) with respect to an election to be held at an annual meeting of shareholders, not more than 120 and not less than 80 days before the meeting at which directors are to be elected, and (ii) with respect to an election to be held at a special meeting of shareholders called for the purpose of the election of directors, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to shareholders. In the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the preceding year’s annual meeting, notice by a shareholder must be delivered no earlier than the 120th day prior to such annual meeting and no later than the later of the 80th day prior to such annual meeting or the tenth day following the notice date for such meeting.
Any such notice must set forth the following: (A) the name and address of the shareholder who intends to make the nomination and the beneficial owner, if any, on whose behalf the proposal is made; (B) the number of shares of each class of capital stock beneficially owned by the shareholder and such beneficial owner; (C) a description of the business proposed to be introduced to the shareholders; (D) any material interest, direct or indirect, which the shareholder or beneficial owner may have in the business described in the notice; (E) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or person specified in the notice; (F) such additional information concerning the nominee as would be required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision thereto), to be disclosed in the proxy materials concerning the persons or persons nominated (by the Company or otherwise) for election as a director of the Company; (G) such additional information concerning the nominee as is deemed sufficient by the Board (or a properly authorized committee of the Board) to establish that the nominee meets all minimum qualification standards or other criteria as may have been established by the Board (or any properly authorized committee of the Board) or pursuant to applicable law, rule or regulation for service as a director; and (H) the written consent of each nominee to serve as a director of our Company if so elected.
Our nominating and governance committee will evaluate a nominee recommended by a shareholder in the same manner in which the committee evaluates nominees recommended by other persons as well as its own nominee recommendations.
Information Regarding Meetings of the Board and Committees
During 2023, the Board held seven meetings. Of the Board’s three permanent committees, the audit committee held seven meetings, the nominating and governance committee held two meetings, and compensation committee held one meeting.
All of our current directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served during 2023, except Glenn Sampson, who attended five of seven Board meetings. Although we do not have a formal written policy with respect to directors’ attendance at our annual meeting of shareholders, we generally encourage all directors to attend. All of the directors attended the 2023 Annual Meeting, with the exception of Ms. Gupta.
Board Committees
Committees of the Board of Directors
In August 2019, our Board adopted written charters for each of its permanent committees, all of which are available under the Investors — Corporate Governance section of our website at FathomRealty.com. The following table provides membership information of our directors on each committee of our Board as of June 21, 2024.
	Audit Committee	Compensation Committee	Nominating & Governance Committee
Scott N. Flanders
Marco Fregenal
Ravila Gupta
David Hood
Stephen Murray
Glenn Sampson
Jennifer Venable

= Committee Chair

= Member

Audit Committee
Our audit committee consists of Mr. Hood (Chair) and Mses. Gupta and Venable. Each of them satisfies the independence requirements of Rules 5605(a)(2) and 5605(c)(2) of the NASDAQ Stock Market listing rules and Section 10A(m)(13) of the Exchange Act. Our audit committee met seven times during 2023. Our audit committee is responsible for, among other things:
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appointing, terminating, compensating, and overseeing the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

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reviewing and approving, in advance, all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

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reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;

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establishing and overseeing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;

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investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the audit committee deems necessary;

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determining compensation of the independent auditors and of advisors hired by the audit committee;

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reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;

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monitoring and evaluating the independent auditor’s qualifications, performance, and independence on an ongoing basis;

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reviewing and assessing the adequacy of the formal written committee charter on an annual basis;

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reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis; and

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handling such other matters that are specifically delegated to the audit committee by our Board from time to time.

The Board has affirmatively determined that Mr. Hood is designated as an “audit committee financial expert” and that he meets the definition of an “independent director” for purposes of serving on an audit committee under the NASDAQ Stock Market listing rules. The designation does not impose on Mr. Hood any duties, obligations or liabilities that are greater than those generally imposed on members of our audit committee and our Board.
Compensation Committee
Our compensation committee consists of Ms. Gupta (Chair) and Messrs. Flanders and Murray. Each of them satisfies the independence requirements of Rules 5605(a)(2) and 5605(d)(2) of the NASDAQ Stock Market listing rules. Our compensation committee met one time during 2023. Our compensation committee is responsible for, among other things:
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reviewing and approving the compensation, employment agreements, severance arrangements, and other benefits of all of our executive officers and key employees;

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reviewing and approving, on an annual basis, the corporate goals and objectives relevant to the compensation of the executive officers, and evaluating their performance in light thereof;

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reviewing and making recommendations, on an annual basis, to our Board with respect to director compensation;

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reviewing any analysis or report on executive compensation required to be included in the annual proxy statement and periodic reports pursuant to applicable federal securities rules and regulations, and recommending the inclusion of such analysis or report in our proxy statement and periodic reports;

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reviewing and assessing, periodically, the adequacy of the formal written committee charter; and

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such other matters that are specifically delegated to the compensation committee by our Board from time to time.

Pursuant to its written charter, our compensation committee has the authority to engage the services of outside advisors as it deems appropriate to assist it in the evaluation of the compensation of our directors, principal executive officer or other executive and non-executive officers, and in the fulfillment of its other duties. Additionally, our compensation committee has the authority to review and approve the compensation of our other officers and employees and may delegate its authority to review and approve the compensation of other non-executive officer employees to specified executive officers.
Nominating and Governance Committee
Our nominating and governance committee consists of Mses. Venable (Chair) and Gupta and Mr. Murray. Each of them satisfies the independence requirements of Rule 5605(a)(2) of the NASDAQ Stock Market listing rules. Our nominating and governance committee met two times during 2023. It is responsible for, among other things:
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identifying and screening candidates for the Board, and recommending nominees for election as directors;

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considering any director candidates recommended by the Company’s shareholders pursuant to the procedures set forth in the Company’s bylaws;

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establishing procedures to exercise oversight of the evaluation of the Board and management;

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developing and recommending to the Board a set of corporate governance guidelines, as well as reviewing these guidelines and recommending any changes to the Board;

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reviewing the size and composition of the Board and its committees, and recommending to the Board for its approval directors to serve as members of each committee, and where appropriate, making recommendations regarding the removal of any member of any committee;

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developing and reviewing our code of conduct, evaluating management’s communication of the importance of our code of conduct, and monitoring compliance with our code of conduct;

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developing and recommending to the Board annual management succession and career development plans with respect to the Company’s senior management;

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reviewing and assessing the adequacy of the formal written committee charter on an annual basis; and

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generally advising the Board on corporate governance and related matters.

Risk Oversight
While our Company’s senior management has responsibility for the management of risk, the Board plays an important role in overseeing this function. The Board regularly reviews our market and business risks during its meetings and, since its formation, each of its committees began overseeing risks associated with its respective area of responsibility. In particular, our audit committee oversees risk related to our accounting, tax, financial and public disclosure processes. It also assesses risks associated with our financial assets. Our compensation committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. Our nominating and governance committee seeks to minimize risks related to our governance structure by implementing sound corporate governance principles and practices. Each of our committees reports to the full Board as appropriate on its efforts at risk oversight and on any matter that rises to the level of a material or enterprise level of risk.

Code of Conduct
We adopted a code of conduct relating to the conduct of our business by all of our employees, officers, and directors, as well as a code of ethics specifically for our principal executive officer and senior financial officers. We also adopted a corporate communications policy for our employees and directors establishing guidelines for the disclosure of information to the investing public, market analysts, agents, dealers, investment advisors, the media, and any persons who are not our employees or directors. Additionally, we adopted an Insider Trading Policy to establish guidelines for our employees, officers, directors, and consultants regarding transactions in our securities and the disclosure of our material nonpublic information. Each of these policies is posted on our website FathomRealty.com under “Investors — Governance — Governance Documents.”
Hedging and Pledging Transactions
Under our Insider Trading Policy, we strongly discourage our employees (including our Named Executive Officers) and our directors from hedging our securities or holding shares of our common stock in a margin account or pledging shares as collateral for a loan.
Incentive Compensation Clawback Policy
The Board has adopted an Incentive. Compensation Clawback Policy (“Clawback Policy”) to comply with the clawback rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act. In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Board will require reasonably prompt reimbursement or forfeiture of any excess cash or equity-based incentive compensation payment or award received by any current or former executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. Recoupment of any such excess compensation pursuant to the Clawback Policy is made on a “no fault” basis, without regard to whether any misconduct occurred or any current or former executive officer’s responsibility for the noncompliance that resulted in the accounting restatement.
Communications with the Board of Directors
Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices at 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of the correspondence.

PROPOSAL TWO
APPROVAL OF AN AMENDMENT TO THE 2019 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE SHARE RESERVE BY ONE MILLION SIX HUNDRED THOUSAND (1,600,000) SHARES OF COMMON STOCK
Pursuant to the Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan (the “2019 Plan”) we may grant long-term equity incentives in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, and other stock-based awards to our employees, real estate agents, consultants, and non-employee directors. We believe that the effective use of long-term equity incentives is essential to attract, motivate, and retain employees and other service providers of our Company, to further align participants’ interests with those of our shareholders, and to provide participants incentive compensation opportunities that are competitive with those offered by other companies in the same industry and locations as ours.
In this Proposal Two, we are asking our shareholders to approve an amendment to the 2019 Plan to increase the total number of shares of common stock reserved for issuance under the plan from 5,760,778 shares to 7,360,778 shares. The full text of the amendment to the 2019 Plan, which the Board approved on June 28, 2024, is attached as Annex A to this Proxy Statement.
As of June 21, 2024, of the 5,760,778 shares of the Company’s common stock reserved for issuance under the 2019 Plan, 251,962 shares remained available for future grant. The Board believes that the increase in the share reserve is necessary for the Company to continue to attract and retain the highest caliber of employees and real estate agents, link incentive awards to Company performance, encourage employee and real estate agent ownership in the Company and align the interests of employees, real estate agents, and non-employee directors with those of the Company’s shareholders. Increasing the share reserve will allow the Company to continue to provide a variety of equity awards as part of the Company’s compensation program, an important tool for motivating, attracting and retaining talented employees and real estate agents and for creating shareholder value. It supports the Company’s balanced approach to employee and agent compensation, wherein the Company uses a mix of components, including equity awards, to facilitate management decisions that favor longer-term stability. If the additional shares are not approved, the Board believes that the remaining shares of common stock reserved for issuance under the 2019 Plan, will be insufficient to accomplish its purposes.
As of June 21, 2024, approximately 235 employees, 6 non-employee directors and all of our agents (11,986 at March 31, 2024) were eligible to participate in the 2019 Plan. The closing price of the Company’s common stock on the NASDAQ Global Market on June 21, 2024, was $1.50.
Required Vote
Provided there is a quorum for the meeting, approval of the amendment to increase the share reserve of the 2019 Plan, requires the affirmative vote of a majority of the shares represented at the meeting which are entitled to vote on the proposal. Abstentions will have the same effect as a vote against this Proposal Two. Under applicable NASDAQ Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. Broker non-votes will have no effect on the outcome of this Proposal Two.
If this Proposal Two is not approved, the 2019 Plan will continue to be in effect until its expiration, but we may not be able to provide persons eligible for awards with compensation packages that are necessary to attract, retain and motivate these individuals.
The Board unanimously recommends that shareholders vote FOR the amendment to the Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan to increase the share reserve by one million six hundred thousand (1,600,000) shares of common stock.
Summary of the 2019 Plan
Following is a summary of the principal features of the 2019 Plan. For additional information, please refer to the specific provision of the full text of the 2019 Plan filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on August 4, 2020, the 2021 amendment to the 2019 Plan amendment filed as

Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on October 20, 2021, the 2022 amendment to the 2019 Plan filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on October 31, 2022, and the 2023 amendment to the 2019 Plan filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 28, 2023. For the proposed amendment to the 2019 Plan, please refer to Annex A to this Proxy Statement.
Our Board adopted the 2019 Plan on August 6, 2019, and our shareholders approved the 2019 Plan on August 8, 2019. The 2019 Plan was adjusted on July 27, 2020 to reflect our reverse stock split. Our Board approved an increase in the share reserve under the 2019 Plan on August 22, 2021, and our shareholders approved that increase on October 20, 2021. Our Board approved an additional 2,000,000 increase on September 6, 2022, and our shareholders approved that increase on October 31, 2022. Our Board approved an additional 1,700,000 increase on June 27, 2023, and our shareholders approved that increase on August 28, 2023. We adopted the 2019 Plan to promote the success and promote the growth of the market value of our common stock by linking the individual interests of our employees, real estate agents, directors, and consultants, to those of our shareholders and by providing those individuals with an incentive. The 2019 Plan allows us the flexibility to motivate, attract, and retain the services of employees, directors, and consultants without impacting our liquidity or cash reserves.
Administration.   The 2019 Plan is administered by our Board or a committee designated by our Board. With respect to grants of awards to our officers or directors, the 2019 Plan is administered in a manner that permits such grants and related transactions to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We refer to our Board or the committee appointed to administer the 2019 Plan in this summary as the “plan administrator.” The plan administrator has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the 2019 Plan.
Available Shares.   Subject to adjustment upon certain corporate transactions or events, currently a maximum of 5,760,778 shares of our common stock may be issued under the 2019 Plan. Any shares covered by an award that is forfeited, canceled, or expires shall be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2019 Plan. Shares that actually have been issued under the 2019 Plan pursuant to an award shall not be returned to the 2019 Plan and shall not become available for future issuance under the 2019 Plan, other than unvested shares that are forfeited or repurchased by us. In the event any option or other award granted under the 2019 Plan is exercised through the tendering of shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares, any shares so tendered or withheld are not again available for awards under the 2019 Plan. To the extent that cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, then we shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the number of shares of common stock which we were entitled to issue upon such exercise. Shares of common stock we reacquire on the open market or otherwise using cash proceeds from the exercise of options shall not be available for awards under the 2019 Plan.
Current Share Reserve.   As of June 21, 2024, an aggregate of 5,508,816 shares of our common stock have been issued or reserved for issuance pursuant to restricted stock awards and stock option grants, net of forfeitures, and 251,962 shares of our common stock remain available for future stock right awards under the 2019 Plan.
Eligibility and Types of Awards.   The 2019 Plan permits us to grant stock awards, including stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and dividend equivalent rights to our employees, real estate agents, directors, and consultants.
Stock Options.   A stock option may be an incentive stock option within the meaning of, and qualifying under, Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or a non-statutory stock option. However, only our employees (or employees of our parent or subsidiaries, if any) may be granted incentive stock options. Incentive and non-statutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2019 Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2019 Plan will become exercisable at the rate specified by the plan administrator.
The plan administrator determines the term of the stock options granted under the 2019 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the option holder may exercise any options otherwise exercisable as of the date of termination, but only during the post-termination exercise period designated in the option holder’s stock option award agreement. The option holder’s stock option award agreement may provide that upon the termination of the option holder’s relationship with us for cause, the option holder’s right to exercise his or her options shall terminate concurrently with the termination of the relationship. If an option holder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an option holder dies within a certain period following cessation of service, the option holder or his or her estate or person who acquired the right to exercise the award by bequest or inheritance may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option within the applicable time periods is prohibited by applicable securities laws or such longer period as specified in the stock option award agreement but in no event beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) delivery of a promissory note acceptable to the plan administrator (subject to minimum interest provisions set forth in the 2019 Plan), (c) a broker-assisted cashless exercise, (d) the tender of common stock previously owned by the option holder, (e) a net exercise of the option, (f) past or future services rendered, (g) any combination of the foregoing methods of payment, and (h) any other form of consideration permitted by the plan administrator.
Unless the plan administrator provides otherwise, awards generally are not transferable, except by will or the laws of descent and distribution.
To the extent that the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to which incentive stock options are exercisable for the first time by an option holder during any calendar year under any of our equity plans exceeds $100,000, such options will not qualify as incentive stock options and will instead be treated as non-statutory stock options. A stock option granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of the Company’s stock may not be an incentive stock option unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.
Stock Appreciation Rights.   SARs may be granted under the 2019 Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator determines both the number of shares of common stock related to each SAR and the exercise price for a SAR, within the terms and conditions of the 2019 Plan, provided that the exercise price of a SAR cannot be less than 100% of the fair market value of the common stock subject thereto on the date of grant. In the case of a SAR granted concurrently with a stock option, the number of shares of common stock to which the SAR relates will be reduced in the same proportion that the holder of the stock option exercises the related option.
The plan administrator determines whether to deliver cash in lieu of shares of common stock upon the exercise of a SAR. If common stock is issued, the number of shares of common stock that will be issued upon the exercise of a SAR is determined by dividing (a) the number of shares of common stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares, by (b) the fair market value of a share of common stock on the exercise date.
If the plan administrator elects to pay the holder of the SAR cash in lieu of shares of common stock, the holder of the SAR will receive cash equal to the fair market value on the exercise date of any or all of the shares that would otherwise be issuable.
The exercise of a SAR related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the 2019 Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a non-statutory stock option immediately prior to such surrender.

Restricted Stock.   Restricted stock awards are awards of shares of our common stock that are subject to established terms and conditions. The plan administrator sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient and the vesting schedule and criteria (which may include continued service to us for a period of time or the achievement of performance criteria). If a recipient’s service terminates before the restricted stock is fully vested, all of the unvested shares generally will be forfeited to, or repurchased by, us.
Restricted Stock Units.   An RSU is a right to receive stock, cash equal to the value of a share of stock or other securities or a combination of the three at the end of a set period or the attainment of performance criteria. No stock is issued at the time of grant. The plan administrator sets the terms of the RSU award, including the size of the RSU award, the consideration (if any) to be paid by the recipient, vesting schedule, and criteria and form (stock or cash) in which the award will be settled. If a recipient’s service terminates before the RSU is fully vested, the unvested portion of the RSU award generally will be forfeited to us.
Dividend Equivalent Rights.   Dividend equivalent rights entitle the recipient to compensation measured by dividends paid with respect to a specified number of shares of common stock. The plan administrator sets the terms of any award of dividend equivalent rights.
Performance-Based Compensation.   The 2019 Plan outlines our procedures for grants of performance-based awards under the 2019 Plan, meaning awards structured so that they will vest only upon the achievement of performance criteria established by the plan administrator for a specified performance period. For any performance-based awards, the plan administrator will establish the performance goals before the 90th day of the applicable performance period (or, if the performance period is less than a year, no later than the number of days which is equal to 25% of the performance period).
The business measures that may be used to establish the performance criteria may include one of, or combination of, the following:
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net earnings or net income (before or after taxes);

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earnings per share;

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net sales growth;

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net operating profit;

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return measures (including, but not limited to, return on assets, capital, equity, or sales);

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cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

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cash flow per share;

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earnings before or after taxes, interest, depreciation, and/or amortization;

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gross or operating margins;

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productivity ratios;

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share price (including, but not limited to, growth measures and total shareholder return);

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expense targets or ratios;

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charge-off levels;

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improvement in or attainment of revenue levels;

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margins;

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operating efficiency;

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operating expenses;

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economic value added;

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improvement in or attainment of expense levels;

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improvement in or attainment of working capital levels;

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debt reduction;

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capital targets; and

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consummation of acquisitions, dispositions, projects or other specific events or transactions.

Transferability of Awards.   Unless the plan administrator determines otherwise, no award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. A recipient of an award may designate one or more beneficiaries of the award in the event of the recipient’s death.
Changes in Capitalization.   In the event of a change in the number of shares of our common stock through a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, then the number of shares covered by each outstanding award and the number of shares which have been authorized for issuance under the 2019 Plan but have not yet been granted or have been returned to the 2019 Plan, will be proportionately adjusted, and appropriate adjustments will be made in the purchase and/or exercise prices per share.
Corporate Transactions.   Effective upon the consummation of a Corporate Transaction (as defined in the 2019 Plan), all outstanding awards under the 2019 Plan will terminate unless they are assumed in connection with the Corporate Transaction.
The plan administrator has the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or at the time of an actual Corporate Transaction, and exercisable at the time of the grant of an award under the 2019 Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2019 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a Corporate Transaction on such terms and conditions as the plan administrator may specify. The plan administrator may also condition any such award’s vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the holder of the award within a specified period following the effective date of the Corporate Transaction. The plan administrator may provide that any awards so vested or released from such limitations in connection with a Corporate Transaction shall remain fully exercisable until the expiration or sooner termination of the award.
Tax Withholding.   The plan administrator may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to an award by (a) causing the participant to tender a cash payment, (b) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (c) delivering to our Company already-owned shares of common stock, (d) selling shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (e) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (f) any other means that the plan administrator determines both to comply with applicable laws and be consistent with the purposes of the 2019 Plan.
Amendment and Termination.   Our Board generally may amend, suspend, or terminate the 2019 Plan. However, our Board may not make certain amendments to the 2019 Plan without shareholder approval, such as an increase in the number of shares reserved under the 2019 Plan, modifications to the provisions of the 2019 Plan regarding the grant of incentive stock options, modifications to the provisions of the 2019 Plan regarding the exercise prices at which shares may be offered pursuant to options, extension of the 2019 Plan’s expiration date and certain modifications to awards, such as reducing the exercise price per share, canceling and regranting new awards with lower prices per share than the original prices per share of the canceled awards, or canceling any awards in exchange for cash or the grant of replacement awards with an exercise price that is less than the exercise price of the original awards.
Unless extended by a future amendment of the 2019 Plan, the 2019 Plan will expire on August 8, 2029.
Summary of Certain U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2019 Plan. This summary is not intended to be exhaustive and does not discuss the tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the 2019 Plan.
Non-statutory Stock Options.   Options not designated or qualifying as incentive stock options, along with options expressly designated as non-statutory stock options, will be non-statutory stock options having no special tax status. A participant who is granted a non-statutory stock option will not generally recognize any income for federal income tax purposes on the grant of the option so long as (a) the exercise price is not less than the fair market value of the stock on the date of grant, and (b) the option (and not the underlying stock) at such time does not have a readily ascertainable fair market value (as defined in Treasury Regulations under the Code). Generally, on the exercise of a non-statutory stock option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. If the participant is employed by us or one of our affiliates, that income will be subject to withholding of income and employment taxes. The Company generally will (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the exercise of a non-statutory stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes both the option price and the amount previously recognized by the participant as ordinary income.
Incentive Stock Options.   A participant who is granted an incentive stock option will not recognize any taxable income for regular federal income tax purposes either on the grant or exercise of the incentive stock option qualifying under Section 422 of the Code.
If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option exercise price. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.
If a participant disposes of shares acquired through exercise of an incentive stock option within two years after the date of grant of the option or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.
The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may subject the participant to alternative minimum tax liability for the year of exercise. Special rules may apply after exercise for sales of the shares in a disqualifying disposition, basis adjustments computing alternative minimum taxable income on a subsequent sale of the shares, and tax credits that may be available to participants subject to the alternative minimum tax.
Stock Appreciation Rights.   Generally, if a SAR is granted with an exercise price not less than the fair market value of the underlying stock on the grant date, the recipient will recognize no taxable income at the time of grant. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation).
Restricted Stock Awards.   A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and the purchase price paid for such shares, if any. If the participant is an employee, such ordinary income, when recognized, generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earliest of  (a) the date the shares become transferable, or (b) the date the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the IRS no later than 30 days after the date the shares are acquired. The Company will (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) be entitled to a corresponding deduction when the participant recognizes the income.
Upon the taxable disposition of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will generally be taxed as capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.
Restricted Stock Units.   A participant will not normally recognize taxable income upon the grant of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Our company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.
Performance Awards, Other Stock-Based Awards.   Normally, a participant will not recognize taxable income upon the grant of performance awards and other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) then be entitled to a deduction in the same amount. If the participant is an employee, such ordinary income will be subject to income tax withholding and payroll taxes.
Impact of Section 162(m) on Tax Deductibility of Awards Under the 2019 Plan.   Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes the Company’s chief executive officer, chief financial officer, the three other most highly compensated executive officers, any individual who was a covered employee for any taxable year beginning after December 31, 2016, and, for any taxable year beginning after December 31, 2026, the next five highest-compensated employees. Compensation attributable to awards under the 2019 Plan, either on its own or when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Equity Incentive Plans
The following table sets forth the indicated information as of December 31, 2023 with respect to our equity compensation plans:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders
2017 Stock Plan	20,156	$4.71	2,739,261
2019 Omnibus Stock Incentive Plan	127,551	$13.00	835,951
Total	147,707	$11.87	3,575,212
Our equity compensation plans consist of the Fathom Holdings Inc. 2017 Stock Plan and the 2019 Omnibus Stock Incentive Plan, which were each approved by our shareholders. We do not have any equity compensation plans or arrangements that have not been approved by our shareholders.
We have not since August 2019 granted, and in the future do not intend to grant, awards under the 2017 Stock Plan.

PROPOSAL THREE
RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP,
AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024
The Company’s shareholders are being asked to ratify the Board’s selection of Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, as the auditor of the Company for the fiscal year ending December 31, 2024. While the audit committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Committee and the Board are requesting that the shareholders ratify this appointment. If the shareholders ratify this appointment, the audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of the Company and our shareholders. If the shareholders do not ratify this appointment, the audit committee may reconsider, but might not change, its appointment.
A representative of Deloitte is expected to be present in person or telephonically at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.
Required Vote
Provided there is a quorum for the meeting, ratification of the appointment of Deloitte as our auditor for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to vote on this Proposal No. 3. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal 3.
The Board unanimously recommends that shareholders vote FOR the ratification of the appointment of Deloitte for the fiscal year ending December 31, 2024.

AUDIT COMMITTEE REPORT
Our audit committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2023, (2) discussed with Deloitte, our independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and (3) received the written disclosures and the letter from Deloitte concerning applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence. Based upon these discussions and reviews, our audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 19, 2024, and amended by the filing of a Form 10-K/A on April 29, 2024.
Summary of Fees
The following table summarizes the aggregate fees billed for professional services in 2023 and 2022. A description of these various fees and services follows the table.
	2023	2022
Audit Fees	$541,171	$633,994
Audit-Related Fees	$175,000	$20,500
Tax Fees	$133,140	$110,145
All Other Fees	—	—
Audit Fees
Audit fees billed to us by Deloitte for the years ended December 31, 2023 and 2022, were related to the annual audits of our financial statements included in our Annual Reports on Form 10-K, for the reviews of our financial statements included in our Quarterly Reports on Form 10-Q, and for other services normally provided in connection with statutory and regulatory filings. Audit fees billed were $541,171 and $633,994 for the years ended December 31, 2023 and 2022, respectively.
Audit-Related Fees
Audit-related fees of $175,000 and $20,500 were billed to us by Deloitte for the years ended December 31, 2023 and 2022, respectively, and were related to the filing of our registration statements on Form S-3 and Form S-8 in 2023 and on Form S-8 in 2022.
Tax Fees
Tax fees billed to us by Deloitte for the years ended December 31, 2023 and 2022, for tax compliance, tax advice, and tax planning were $133,140 and $110,145, respectively.
All Other Fees
There were no other fees billed to us by Deloitte for professional services rendered to us by Deloitte during the years ended December 31, 2023 and 2022.
Pre-Approval Policies and Procedures
Our audit committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages an independent registered public accounting firm, our audit committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by our audit committee on an engagement-by-engagement basis.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte is compatible with maintaining the principal accountant’s independence.
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
David Hood (Chair)
Ravila Gupta
Jennifer Venable

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 21, 2024, unless otherwise noted below by the following:
•
each person or entity known to own beneficially more than 5% of our outstanding common stock;

•
each of our Named Executive Officers;

•
each director; and

•
all current directors and executive officers as a group.

Applicable percentage ownership is based on 20,943,004 shares of our common stock outstanding as of June 21, 2024, unless otherwise noted below, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options currently exercisable or exercisable within 60 days after June 21, 2024 are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed shareholder is c/o Fathom Holdings Inc., 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518.
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Directors and Named Executive Officers
Joshua Harley(1)	4,512,913	21.5%
Marco Fregenal(2)	1,336,262	6.4%
Samantha Giuggio(3)	116,448	*
Scott N. Flanders(4)	694,288	3.3%
Ravila Gupta(5)	16,774	*
David Hood(6)	37,780	*
Stephen H. Murray	48,817	*
Glenn Sampson(7)	1,556,234	7.4%
Jennifer Venable(8)	27,629	*
All current directors and executive officers as a group (9 individuals)	8,347,411	39.7%
Other 5% Shareholders
Cannell Capital LLC(9)	1,644,578	7.9%
AWM Investment Company, Inc.(10)	1,699,964	8.0%

*
Represent beneficial ownership of less than 1% of the shares of common stock outstanding.

(1)
Includes an aggregate of 1,710,346 shares held by three trusts for which Mr. Harley serves as a trustee and one of which he is a beneficiary. Also includes 120,890 shares pursuant to restricted stock awards of which 43,600 shares are restricted and vest in full on July 2, 2024, 18,466 shares are restricted and vest in full on December 1, 2024, and 58,824 shares are restricted and vest in full on August 30, 2024; 363,032 shares that held in trust for Mr. Harley’s wife in which Mr. Harley has voting control; and 335,152 shares that are held in trust for Mr. Harley’s brother-in-law in which Mr. Harley has voting control.

(2)
Includes 65,847 shares pursuant to restricted stock awards, of which 2,213 shares are restricted and vest in full on July 2, 2024, 9,222 shares are restricted and vest in full on December 1, 2024, 25,000 are restricted and vest in full on January 1, 2025, and 29,412 shares are restricted and vest in full on August 30, 2024. Does not include 150,000 shares held by a trust for the benefit of Mr. Fregenal’s children and for which Mr. Fregenal’s wife is trustee of the trust; and 6,406 shares of stock held by Mr. Fregenal’s wife, of which 1,765 were granted to reporting person’s wife and are restricted and will vest in full on March 30, 2025, and 1,350 shares that are restricted and will vest in full on March 30, 2026; the reporting person disclaims beneficial ownership of these securities.

(3)
Includes 5,424 shares owned by Ms. Giuggio’s husband. Of these shares, 1 share is restricted and vests in full on July 1, 2024; and 3 shares are restricted and vest in full on December 31, 2024. Also includes 36,458 shares pursuant to restricted stock awards, of which 30 shares are restricted and vest in full on July 1, 2024, 565 shares are restricted and vest in full on December 31, 2024, 23,560 shares are restricted and vest in full on March 30, 2025, 2,248 shares are restricted and vest in full on December 30, 2024, 5,421 shares are restricted and vest in full on March 30, 2025, and 4,634 shares are restricted and vest in full on March 30, 2026.

(4)
Includes 13,078 shares underlying fully vested stock options.

(5)
Includes 15,351 shares underlying fully vested stock options.

(6)
Includes 18,337 shares underlying fully vested stock options.

(7)
Includes 22,148 shares underlying fully vested stock options.

(8)
Includes 22,148 shares underlying fully vested stock options.

(9)
Based on a Schedule 13G/A filed with the SEC on February 13, 2024. J. Carlo Cannell is the Managing Member of Cannell Capital LLC. The address of Cannell Capital LLC reported in the Schedule 13G is 245 Meriwether Circle, Alta, WY 83414.

(10)
Based on a Schedule 13G filed with the SEC on February 14, 2024. Adam Stettner is the Executive Vice President, c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York NY 10022.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our common stock or other equity securities to file with the SEC certain reports of ownership and reports of changes in ownership of our securities. Executive officers, directors, and shareholders who hold more than 10% of our outstanding registered common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during the prior fiscal year all of our executive officers, directors, and 10% shareholders complied with the filing requirements of Section 16(a) of the Exchange Act, except for the following: 10% stockholder and former CEO and director Joshua Harley, who filed a Form 4 on May 2, 2023, to report the June 30, 2022 grant to him of 31,888 shares of the company’s common stock, the September 30, 2022 grant to him of 47,170 shares of the Company’s common stock, the January 1, 2023 grant to him of 58,140 shares of the Company’s common stock, and the March 31, 2023 grant to him of 58,824 shares of the Company’s common stock; and Marco Fregenal, who filed a Form 4 on May 1, 2023, to report the June 30, 2022 grant to him of 15,944 shares of the Company’s common stock, the July 1, 2022 grant to him of 25,000 shares of the Company’s common stock, the September 30, 2022 grant to him of 23,585 shares of the Company’s common stock, the January 1, 2023 grants to him of 122,904 shares and 52,147 shares of the Company’s common stock, the March 31, 2023 grant to him of 29,412 shares of the Company’s common stock, and the March 31, 2023 grant to his wife of 1,765 shares of the Company’s common stock.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows for the fiscal years ended December 31, 2023 and 2022, compensation awarded to, or earned by, anyone serving as principal executive officer during the most recently completed fiscal year and our next two most highly compensated executive officers who were serving as executive officers during the year ended December 31, 2023 (the “Named Executive Officers”).
Our Named Executive Officers for these purposes were:
•
Marco Fregenal, Chief Executive Officer (from November 2023), Chief Financial Officer, and President;

•
Samantha Giuggio, Chief Broker Operations Officer; and

•
Joshua Harley, Chairman and Chief Executive Officer, until his resignation from those roles effective in November 2023.

Name and Principal Position	Year	Salary(1)	Cash Bonus		Stock Awards(2)	All Other Compensation	Total
Marco Fregenal Chief Executive Officer, Chief Financial Officer and Principal Executive Officer and Principal Financial Officer	2023	$264,615(3)	$	— (4)	$943,250(3)(4)	$14,464(5)	$1,222,329
	2022	$383,846(3)	$	—(4)	$1,027,777(3)(4)	$15,900(5)	$1,411,623
Samantha Giuggio Chief Broker Operations Officer	2023	$260,087(6)		$—	$25,451(6)(7)	$27,340(8)	$312,878
	2022	$265,481(6)		$—	$219,227(6)(7)	$14,027(8)	$498,735
Joshua Harley Former Chief Executive Officer, Principal Executive Officer	2023	$500,000		$—	$1,212,750	$13,852(9)	$1,726,602
	2022	$500,000		$442,000	$1,000,007	$18,000(9)	$1,960,007

(1)
Reflects base salary earned during the fiscal year covered.

(2)
Represents the aggregate grant date fair value of restricted stock awards and restricted stock unit awards computed in accordance with ASC 718, Compensation — Stock Compensation.

(3)
During 2023, Mr. Fregenal voluntarily reduced his base cash salary of $500,000 from January through mid-July and for November and December and elected to receive the balance of his base salary in restricted stock awards. During 2022, Mr. Fregenal voluntarily reduced his base cash salary of $500,000 in the third and fourth quarter and elected to receive the balance of his base salary in restricted stock awards. The aggregate amount of restricted stock awards were issued at a 10.0% premium to the amount of reduced cash compensation.

(4)
During 2023 and 2022, Mr. Fregenal voluntarily received the value of his cash bonus in restricted stock unit awards and restricted stock awards, respectively.

(5)
During 2023, includes $13,852 in medical insurance premiums and $612 attributable to use of a Company automobile. During 2022, includes $15,900 attributable to an automobile allowance.

(6)
During 2023, Ms. Giuggio voluntarily reduced her base cash salary of $275,000 from January through mid-May and from mid-November through December and elected to receive the balance of her base salary in restricted stock awards. During 2022, Ms. Giuggio voluntarily reduced her base cash salary of $275,000 in the third and fourth quarter and elected to receive the balance of her base salary in restricted stock awards. The aggregate amount of restricted stock awards were issued at a 10.0% premium to the amount of reduced cash compensation.

(8)
During 2023, includes $13,488 attributable to an automobile allowance and $13,852 in medical insurance premiums. During 2022, includes $14,027 attributable to an automobile allowance.

(9)
During 2023, includes $13,852 in medical insurance premiums. During 2022, includes $18,000 attributable to an automobile allowance.

Narrative to Summary Compensation Table
We review compensation annually for all employees, including our Named Executive Officers. In setting annual base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our shareholders, and a long-term commitment to our Company.
Employment Agreements
We have not entered into employment agreements with any of our Named Executive Officers.
Annual Base Salary
Base salaries for our Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. The following table presents the annual base salaries for each of our Named Executive Officers for 2023, as determined by the non-employee members of the Board.
Name	2023 Base Salary
Marco Fregenal	$500,000
Samantha Giuggio	$275,000
Joshua Harley	$500,000
As noted in the Summary Compensation Table, in connection with the Company’s strategic cost cutting measures, Mr. Fregenal and Ms. Giuggio, in addition to certain other members of management, each volunteered for base salary reductions for certain time periods during 2023 and elected to receive the balance of their respective base salary in restricted stock awards.
Bonus Compensation
Our discretionary bonus plan motivates and rewards our Named Executive Officers for achievements relative to our goals and expectations for each fiscal year. Our Named Executive Officers are eligible to receive discretionary annual bonuses based on our compensation committee and Board’s assessment of their individual performance and our Company’s results of operations and financial condition. Our Named Executive Officers are eligible to elect to receive the value of their cash bonuses in restricted stock awards.
As noted in the Summary Compensation Table, during 2023 and 2022, Mr. Fregenal voluntarily received the value of his cash bonus in restricted stock unit awards and restricted stock awards, respectively.
Equity-Based Awards
Our equity-based incentive awards are designed to align our interests with those of our employees, including our Named Executive Officers, and our real estate agents, non-employee directors and consultants. Our compensation committee is generally responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives.
Our Board adopted, and our shareholders approved, the 2019 Plan, which effectively replaced our 2017 Stock Plan as we do not intend to grant any more awards under the 2017 Stock Plan. The 2017 Plan became effective on May 11, 2017. The 2019 Plan became effective on August 9, 2019.

The purpose of our 2019 Plan is to attract and retain employees, real estate agents, non-employee directors and consultants. Our 2019 Plan authorizes us to make grants to eligible recipients of non-qualified stock options, incentive stock options, restricted stock awards, restricted stock units and stock-based awards.
Other Compensation
Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or deferred compensation plan sponsored by us during 2023 or 2022.
Outstanding Equity Awards at Fiscal Year-End
The following table shows for the fiscal year ended December 31, 2023, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers.
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Marco Fregenal	448,127(1)	$1,608,776(2)
Samantha Giuggio	31,864(3)	$114,392(2)
Joshua Harley	404,030(4)	$1,450,468(2)

(1)
Of these shares, 207,280 are restricted and vest in full on May 31, 2024, 2,213 shares are restricted and vest in full on July 2, 2024, 29,412 shares are restricted and vest in full on August 30, 2024, 175,000 units are restricted and vest in full on September 10, 2024, 9,222 shares are restricted and vest in full on December 1, 2024, and 25,000 are restricted and vest in full on January 1, 2025.

(2)
Based on $3.59 per share which was the closing price of our common stock on December 29, 2023, the last trading day of that fiscal year.

(3)
Of these shares, 30 shares are restricted and vest in full on July 1, 2024, 565 shares are restricted and vest in full on December 31, 2024, 2,248 shares are restricted and vest in full on December 31, 2024, and 29,021 shares are restricted and vest in full on March 30, 2025.

(4)
Of these shares, 58,140 shares are restricted and vest in full on July 2, 2024, 43,600 shares are restricted and vest in full on July 2, 2024, 58,824 shares are restricted and vest in full on August 30, 2024, 225,000 units are restricted and vest in full on September 10, 2024, and 18,466 shares are restricted and vest in full on December 1, 2024.

DIRECTOR COMPENSATION
Our directors who are employed by us do not receive any additional compensation for serving on our Board, and our non-employee directors receive cash and equity compensation as described below.
During our fiscal year ended December 31, 2023, each non-employee director received an annual retainer of $50,000 per year in cash compensation, as well as $100,000 in one-year time-vesting restricted stock awards. In addition, we paid the audit, compensation, and nominating and governance committee chairs the following cash fees for serving in such position:
Board Chair
In January, 2024 our Compensation Committee approved annual fees for the independent Chair of the Board of $85,000 effective in November 2023.
Compensation Committee Chair
$15,000 per year in cash, paid quarterly
Audit Committee Chair
$30,000 per year in cash, paid quarterly
Nominating and Governance Chair
$15,000 per year in cash, paid quarterly
We cover the travel costs for Board members to attend four in-person Board meetings a year, or any additional in-person Board meetings duly called.
The following table sets forth the total compensation paid to each of our non-employee directors serving in 2023.
Name(4)	Fees Earned ($)	Restricted Stock Awards ($)(1)(2)(3)	Total ($)
Scott N. Flanders	$60,938	$100,000	$160,938
Ravila Gupta	$50,000	$100,000	$150,000
David C. Hood	$76,250	$100,000	$176,250
Stephen Murray	$31,250	$100,000	$131,250
Glenn Sampson	$42,500	$100,000	$142,500
Jennifer Venable	$62,500	$100,000	$162,500

(1)
The amounts shown in this column represent the aggregate grant date fair value of stock options computed in accordance with ASC 718, Compensation — Stock Compensation. The amount represents the grant date fair value of the stock options granted.

(2)
On August 28, 2023, Mr. Flanders, Ms. Gupta, Mr. Hood, Mr. Murray, Mr. Sampson and Ms. Venable received 15,432 restricted stock units that vest in full on August 27, 2024.

(3)
At December 31, 2023, each of Mr. Sampson and Ms. Venable had 22,148 options outstanding, all of which were exercisable, Ms. Gupta had 15,351 options outstanding, all of which were exercisable, Mr. Hood had 18,337 options outstanding, all of which were exercisable, and Mr. Flanders had 13,078 options outstanding, all of which were exercisable.

(4)
Messrs. Fregenal and Harley are both named executive officers, and both also served as directors during 2023, but neither received additional compensation for service provided as a director in 2023.

In April 2023, in consultation with Alpine Rewards, the Company’s outside compensation consultant, the Board adopted an updated non-employee director compensation policy, to be effective July 1, 2023. Under the updated policy, each non-employee director will receive an annual retainer of $50,000 per year in cash compensation, as well as an annual grant of $100,000 in one-year time-vesting restricted stock units. The compensation for the audit, compensation, and nominating and governance committee chairs will remain the same as described above, and the Company will also pay the audit, compensation, and nominating and governance committee members the following cash fees for serving in such position:
Compensation Committee Member
$7,500 per year in cash, paid quarterly
Audit Committee Member
$10,000 per year in cash, paid quarterly
Nominating and Governance Member
$5,000 per year in cash, paid quarterly

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We lease office space from entities affiliated with certain of our employees. We paid $0.4 million and $0.5 million in total rent expense under these leases for the year ended December 31, 2023 and 2022, respectively.
Included in marketing expense for each of the years ended December 31, 2023 and 2022 was approximately $0.4 million and $0.5 million paid to related parties in exchange for the Company receiving marketing services, respectively.
Procedures for Approval of Related Party Transactions
Our audit committee, pursuant to its written charter, is responsible for reviewing and approving or ratifying any related party transaction reaching a certain threshold of significance. In the course of its review and approval or ratification of a related party transaction, the committee, among other things, considers, consistent with Item 404 of Regulation S-K, the following:
•
the nature and amount of the related person’s interest in the transaction;

•
the material terms of the transaction, including, without limitation, the amount and type of transaction; and

•
any other matters our audit committee deems appropriate.

Any member of our audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote regarding approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

SHAREHOLDER PROPOSALS
Shareholders may present proposals for action at meetings of shareholders only if they comply with the proxy rules established by the SEC, applicable North Carolina law and our bylaws. We have not received any shareholder proposals for consideration at our Annual Meeting of Shareholders to be held August 19, 2024.
Under SEC Rule 14a-8, in order for a shareholder proposal to be included in our proxy solicitation materials for the 2025 Annual Meeting of Shareholders, it must be delivered to our principal executive offices located at 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518 by April 30, 2025; provided, however, that if the date of the 2025 Annual Meeting of Shareholders is more than 30 days before or 60 days after August 19, 2025, notice by the shareholder must be delivered not later than the close of business no earlier than the 120th day prior to the 2025 Annual Meeting of Shareholders or the later of (1) the 90th day prior to the 2025 Annual Meeting of Shareholders or (2) the tenth day following the first public announcement of the date of the 2025 Annual Meeting of Shareholders.
Our bylaws permit any shareholder of record to nominate directors. Shareholders wishing to nominate a director must deliver written notice of the nomination either by personal delivery or by U.S. certified mail, postage prepaid, to the Corporate Secretary (i) with respect to an election to be held at an annual meeting of shareholders, not more than 120 and not less than 80 days before the meeting at which directors are to be elected, and (ii) with respect to an election to be held at a special meeting of shareholders called for the purpose of the election of directors, not later than the close of business on the 10th business day following the date on which notice of such meeting is first given to shareholders. In the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the preceding year’s annual meeting, notice by a shareholder must be delivered no earlier than the 120th day prior to such annual meeting and no later than the later of the 80th day prior to such annual meeting or the tenth day following the notice date for such meeting. Shareholder notices must set forth the specific information as more fully described in our bylaws and in the section of this Proxy Statement titled “Corporate Governance Matters — Selection of Nominees for the Board of Directors”.
Management’s proxy holders for the 2025 Annual Meeting of Shareholders will have discretion to vote proxies given to them on any shareholder proposal of which our Company does not have notice prior to May 26, 2025.
HOUSEHOLDING MATTERS
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the Notice of Internet Availability may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability and/or the proxy materials either now or in the future, please contact our Corporate Secretary either by calling 1-888-455-6040 or by mailing a request to Attn: Corporate Secretary, 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518. Upon written or oral request to the Corporate Secretary, our Company will provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, shareholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy statements may request to receive a single Notice of Internet Availability or a single copy of proxy statements in the future in the same manner as described above.
ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2023 as filed with the SEC is accessible free of charge on our website at FathomRealty.com under Investors — SEC Filings. — Annual Reports. The Annual Report on Form 10-K, as amended by Form 10-K/A, contains audited consolidated balance sheets of our Company as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2023. You can request a copy of our Annual Report on Form 10-K free of charge by calling 1-888-455-6040 or sending an e-mail to investorrelations@fathomrealty.com. Please include your contact information with the request.

OTHER MATTERS
Other than those matters set forth in this Proxy Statement, we do not know of any additional matters to be submitted at the meeting. If any other matters properly come before the Annual Meeting of Shareholders, it is the intention of the persons named in the form of proxy to vote the shares they represent as the Board recommends.
THE BOARD OF DIRECTORS
Dated: July 10, 2024

DIRECTIONS TO THE ANNUAL MEETING
Fathom Holdings Inc.
2000 Regency Parkway Drive, Suite 160
Cary, North Carolina 27518
From the RDU Airport
Follow the signs out of the airport to I-40 East. Follow I-40 East to Cary. Take Exit 293 for US-1 East/US-64 West. Take Exit 98A toward Tryon Rd. Use the right lane to continue on Tryon Rd. and turn right onto Regency Pkwy. Turn Right to reach 2000 Regency Parkway Drive. Suite 160 is on the ground floor.
From Downtown Raleigh
Go south on N. Dawson St. toward I-40 West. Turn right to merge onto I-40 West toward Cary/Durham/Farmers Market. Take I-40 West to Exit 293 to merge onto I-440 East/US-1/US-64 West toward Raleigh/Cary/Wake Forest. Keep left at the fork to continue toward US-1 South/US-64 West. Keep right at the fork to continue on Exit 293A and follow signs for US-1 South/US-64 West toward Cary/Asheboro. Merge onto US-1 South/US-64 West. Take Exit 98A toward Tryon Rd. Use the right lane to continue on Tryon Rd. and turn right onto Regency Pkwy. Turn Right to reach 2000 Regency Parkway Drive. Suite 160 is on the ground floor.
From South of Raleigh
Take I-40 West toward Raleigh. When entering Raleigh city limits, stay on I-40 West to Exit 293 to merge onto I-440 East/US-1/US-64 West toward Raleigh/Cary/Wake Forest. Keep left at the fork to continue toward US-1 South/US-64 West. Keep right at the fork to continue on Exit 293A and follow signs for US-1 South/US-64 West toward Cary/Asheboro. Merge onto US-1 South/US-64 West. Take Exit 98A toward Tryon Rd. Use the right lane to continue on Tryon Rd. and turn right onto Regency Pkwy. Turn Right to reach 2000 Regency Parkway Drive. Suite 160 is on the ground floor.
From North of Raleigh
Take I-85 South toward Durham. Take exit 178 from I-85 South to US-70 East in Durham. Take I-40 West to Exit 293 to merge onto I-440 East/US-1/US-64 West toward Raleigh/Cary/Wake Forest. Keep left at the fork to continue toward US-1 South/US-64 West. Keep right at the fork to continue on Exit 293A and follow signs for US-1 South/US-64 West toward Cary/Asheboro. Merge onto US-1 South/US-64 West. Take Exit 98A toward Tryon Rd. Use the right lane to continue on Tryon Rd. and turn right onto Regency Pkwy. Turn Right to reach 2000 Regency Parkway Drive. Suite 160 is on the ground floor.
From West of Raleigh
Take I-40 East to Raleigh. Follow I-40 East to Cary. Take Exit 293 for US-1 East/US-64 West. Take Exit 98A toward Tryon Rd. Use the right lane to continue on Tryon Rd. and turn right onto Regency Pkwy. Turn Right to reach 2000 Regency Parkway Drive. Suite 160 is on the ground floor.

Annex A
FOURTH AMENDMENT TO THE
FATHOM HOLDINGS INC.
2019 OMNIBUS STOCK INCENTIVE PLAN
WHEREAS, the Board of Directors of Fathom Holdings Inc. (the “Company”) deem it to be in the best interests of the Company to amend, and to have approved at the next annual meeting of the shareholders of the Company, the amendment of the Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan (the “Plan”) as set forth below;
NOW, THEREFORE, the Plan shall be amended as follows.
1.
Section 3 of the Plan is deleted in its entirety and the following substituted in lieu thereof:

3.
Stock Subject to the Plan.

(a)
Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Seven Million Three Hundred Sixty Thousand Seven Hundred Seventy-Eight (7,360,778) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)
Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan, except that the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options shall not exceed the number specified in Section 3(a). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan. In the event any Option or other Award granted under the Plan is exercised through the tendering of Shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding Shares, any Shares so tendered or withheld shall not again be available for awards under the Plan. To the extent that cash in lieu of Shares is delivered upon the exercise of a SAR pursuant to Section 6(m), the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the number of Shares that it was entitled to issue upon such exercise or on the exercise of any related Option, notwithstanding that cash was issued in lieu of such Shares. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be available for awards under the Plan.

2.
Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved, as amended to date.

IN WITNESS WHEREOF, the undersigned officer of the Company attests that the foregoing Amendment to the Fathom Holdings Inc. 2019 Omnibus Stock Incentive Plan was adopted by the Company’s Board of Directors on June 28, 2024.
FATHOM HOLDINGS INC.
By: /s/ Marco Fregenal Maro Fregenal Chief Executive Officer

A-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

FATHOM HOLDINGS INC.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on August 18, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this ☒

1. Election of Directors

FOR all Nominees listed to the left	**WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**________, **2024**

FATHOM HOLDINGS INC. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Signature_____________________________ Signature, if held jointly___________________________________ Date_____________, Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor,administrator, trustee, guardian, or corporate officer, please give title as such. FrontCONTROL NUMBERPlease markyour voteslike this XPROXYTHE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES UNDER PROPOSAL 1,AND “FOR” PROPOSALS 2 AND 3.FOR AGAINST ABSTAININTERNET –www.cstproxyvote.comUse the Internet to vote your proxy. Have yourproxy card available when you access theabove website. Follow the prompts to vote yourshares.MOBILE VOTINGOn your Smartphone/Tablet, open the QRReader and scan the below image. Once thevoting site is displayed, enter your ControlNumber from the proxy card and vote yourshares.MAIL – Mark, sign and date your proxy cardand return it in the postage-paid envelopeprovided.YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.IMMEDIATE - 24 Hours a Day, 7 Days a Week or by MailVote by Internet, Smartphone or Tablet - QUICK EASYYour Mobile or Internet vote authorizes the namedproxies to vote your shares in the same manner asif you marked, signed and returned your proxy cardby mail. Votes submitted electronically over theInternet must be received by 11:59 p.m., EasternTime, on August 18, 2024.PLEASE DO NOT RETURN THE PROXY CARDIF YOU ARE VOTING ELECTRONICALLY.1. Election of Directors(1) Marco Fregenal(2) Scott Flanders(3) Ravila Gupta(4) David Hood(5) Stephen Murray(6) Jennifer VenableInstruction: To withhold authority to vote for any individualnominee, strike a line through that nominee’s name in the listabove)2. To approve an amendment to theFathom Holdings Inc. 2019 OmnibusStock Incentive Plan to increase theshare reserve by one million six hundredthousand (1,600,000) shares of commonstock.3. To ratify the selection of Deloitte &Touche LLP, an independent registeredpublic accounting firm, as the auditorof the Company for the year endingDecember 31, 2024.FOR AGAINST ABSTAINFOR allNomineeslisted to theleftWITHHOLD AUTHORITYto vote (except as marked tothe contrary for all nomineeslisted to the left)2024

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED FATHOM HOLDINGS INC.The undersigned appoints Marco Fregenal and Joanne Zach, and each of them, as proxies,each with the power to appoint their substitute, and authorizes each of them to represent andto vote, as designated on the reverse hereof, all of the shares of common stock of FathomHoldings Inc. held of record by the undersigned at the close of business on June 21, 2024 at theAnnual Meeting of Stockholders of Fathom Holdings Inc. to be held on August 19, 2024, or atany adjournment thereof.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NOCONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTINGTHE SIX NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 ANDPROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMEDAS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THEANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.(Continued and to be marked, dated and signed, on the other side)PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OFImportant Notice Regarding the Internet Availability ofProxy Materials for the Annual Meeting of ShareholdersThe 2024 Proxy Statement and the 2023 Annual Reportto Shareholders are available at:https://www.cstproxy.com/fathom/20242024